Universal Corporation Logo

 P.O. Box 25099 Richmond, VA 23260 o phone: (804) 359-9311 o fax (804) 254-3594

                                  PRESS RELEASE

                   CONTACT                                 RELEASE
              Karen M. L. Whelan                    5:00 p.m. Eastern Time
              Phone:   (804) 359-9311
              Fax:        (804) 254-3594
              Email:    investor@universalleaf.com

              Universal Corporation Reports Third Quarter Earnings
                     Richmond, VA, May 3, 2001 / PRNEWSWIRE

Henry H. Harrell, Chairman and Chief Executive Officer of Universal Corporation, announced today that the Company's net income for the third quarter which ended March 31, 2001, was $35.9 million, or $1.31 per diluted share, compared to $38.5 million, or $1.29 per diluted share, a year ago. Third quarter earnings were particularly strong last year due, in large part, to the acceleration of tobacco shipments by customers, particularly from Africa. Third quarter comparisons this year were impacted by tobacco shipment delays from Zimbabwe, Indonesia, and the Dominican Republic as well as by lower volumes from the smaller U.S. crops. For the nine months, net income was $88.7 million, or $3.20 per diluted share, compared to $94.1 million, or $3.06 per diluted share, in the comparable period of fiscal year 2000. The higher earnings per share for the quarter and the nine months reflect the continued benefit from the Company's share repurchase program. As of March 31, 2001, the Company had purchased 9.2 million shares for $247 million out of the total $300 million program authorized by the Company's Board of Directors. The Company had approximately 27.3 million shares outstanding at the end of the quarter.

Gross revenues for the quarter and the nine months, respectively, were $756 million and $2.4 billion, compared to $1.0 billion and $2.8 billion last year.
The decline in revenues was due to a number of factors including shipment timing; lower volumes handled in the United States, where crops have decreased in response to lower demand; and the impact of the strong dollar on the Company's Dutch lumber operations. In addition, fiscal year 2001 revenues have been reduced as a result of the shift in the United States to direct purchasing of leaf by manufacturers. Because the Company continued to process the tobacco, the effect of this change on its results of operations was not material.

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                                                           Universal Corporation
                                                                          Page 2

In tobacco, Universal's world market share and competitive position remain very strong. Tobacco earnings, however, for both the quarter and the nine-month period were affected by shipment timing issues. Deliveries from Africa have been delayed this year due to the late opening of the tobacco markets in Zimbabwe last spring. Universal expects that the remaining African shipments will be completed during this fiscal year. Some dark air-cured leaf shipments from Indonesia and the Dominican Republic have also been postponed at the request of customers. A number of these shipments could be deferred into the next fiscal year. Nine-month comparisons were also affected by the inclusion last year of the gain on the sale of a joint venture in the first quarter of fiscal year 2000.

Non-tobacco earnings declined slightly in the quarter and remained below last year's levels for the nine months. In the agri-products group, Universal's tea, merchandising, and dried fruit and nut distribution businesses had good quarters, while confectionary sunflower seeds continued to suffer from very competitive world market conditions. Lumber and building products results were negatively impacted by the continued strength of the U. S. dollar in both the three-month and nine-month periods.

The outlook for the remainder of the fiscal year is positive. The overall tobacco market environment has improved due to a decrease in the unsold leaf inventories that have been overhanging world markets for the last eighteen months, and smaller flue-cured and burley crops in a number of countries. These factors suggest a much improved supply and demand situation for the months ahead. Attractive quality crops are currently being marketed in Brazil and Zimbabwe, and good demand is now forecast for those crops. The situation in the United States continues to be uncertain, with little likelihood that the actions needed to reverse the downward trend in production and exports of U. S. flue-cured and burley tobaccos will be forthcoming, which in part explains the good demand the Company is experiencing in Brazil and Zimbabwe.

Universal's lumber and building products distribution companies will continue to be significantly affected by the dollar/euro relationship. These companies have continued to perform well this fiscal year despite the very strong appreciation of the dollar. Conditions have been very challenging for a number of the Company's agri-products companies but, overall, the group will have another solid year.

While year end results can still be affected by a number of factors, including shipment timing in the case of tobacco and currency fluctuations for the Company's lumber distribution businesses, Universal now expects to achieve earnings on a per share basis in the range of $3.95 to $4.15 per share.

The Company cautions readers that any forward-looking statements contained herein are based upon management's current knowledge and assumptions about future events, including anticipated levels of demand for and supply of the Company's products and services; costs incurred in providing these products and services; timing of shipments to customers; changes in market structure; and general economic, political, market, and weather conditions. Lumber and building products earnings are also affected by changes in exchange rates between the U.
S. dollar and the euro. Actual results, therefore, could vary from those expected. For more details on factors that could affect expectations, see the

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                                                           Universal Corporation
                                                                          Page 3

Management's Discussion section of the Company's Annual Report on Form 10-K for the year ended June 30, 2000, as filed with the Securities and Exchange Commission For more information, visit Universal's web site at www.universalcorp.com.

At 9:00 a.m. (Eastern Time) on May 4, 2001, the Company will host a conference call to discuss these results. Those wishing to listen to the call may do so by visiting www.universalcorp.com at that time. A replay of the call will also be available for seven days at this web site or by dialing 888-203-1112, pass code 414443.



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
                                                                           Universal Corporation
                                                                                          Page 4

                                      UNIVERSAL CORPORATION
                                 UNAUDITED STATEMENTS OF INCOME
                         FOR THE QUARTERS ENDED MARCH 31, 2001 AND 2000
                        (Dollars in thousands, except per-share amounts)

                                                                             Three Months
                                                                          2001             2000
                                                                          ----             ----
Sales and other operating revenues                                    $756,168       $1,001,207
Costs and expenses
   Cost of goods sold                                                  605,880          846,271
   Selling, general and administrative                                  76,198           76,028
                                                                       -------          -------


Operating income                                                        74,090           78,908
    Equity in pretax earnings of unconsolidated affiliates               3,720            2,186
    Interest expense                                                    14,982           13,934
                                                                        ------           ------

Income before income taxes and other items                              62,828           67,160
    Income taxes                                                        22,618           24,178
    Minority interests                                                   4,343            4,524
                                                                        ------           ------

Net income                                                             $35,867          $38,458
                                                                       =======          =======

Earnings per share                                                      $ 1.32           $ 1.29
Diluted earnings per share                                              $ 1.31           $ 1.29

Denominator for earnings per share (weighted average shares)
      Basic                                                         27,267,852       29,748,157
      Diluted                                                       27,431,200       29,749,409


See accompanying notes.


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

                                                                                Universal Corporation
                                                                                               Page 5

                                        UNIVERSAL CORPORATION
                                    UNAUDITED STATEMENTS OF INCOME
                          FOR THE NINE MONTHS ENDED MARCH 31, 2001 AND 2000
                           (Dollars in thousands, except per-share amounts)

                                                                              Nine Months
                                                                            2001                2000
                                                                            ----                ----
Sales and other operating revenues                                    $2,401,995          $2,820,666
Costs and expenses
    Cost of goods sold                                                 1,988,818           2,398,979
    Selling, general and administrative                                  223,996             231,791
                                                                      ----------          ----------


Operating income                                                         189,181             189,896
    Equity in pretax earnings of unconsolidated affiliates                 5,592               8,108
    Interest expense                                                      47,090              40,474
                                                                          ------              ------

Income before income taxes and other items                               147,683             157,530
    Income taxes                                                          53,166              56,711
    Minority interests                                                     5,823               6,711
                                                                           -----               -----

Net income                                                               $88,694             $94,108
                                                                         =======             =======

Earnings per share                                                        $ 3.22              $ 3.06
Diluted earnings per share                                                $ 3.20              $ 3.06

Denominator for earnings per share (weighted average shares)
      Basic                                                           27,586,075          30,751,659
      Diluted                                                         27,675,595          30,759,137



See accompanying notes.


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                                                           Universal Corporation
                                                                          Page 6

        NOTES

1. The Company has seasonal operations in tobacco, lumber and building products, and agri-products. Therefore, the results of operations for the quarter and the nine months ended March 31, 2001, are not necessarily indicative of results to be expected for the year ending June 30, 2001. All adjustments necessary to state fairly the results for such period have been included and were of a normal recurring nature. Certain amounts in prior year's financial statements have been reclassified to conform to the current year's presentation.

2. Contingencies: At March 31, 2001, total exposure under guarantees issued for banking facilities of unconsolidated affiliates and suppliers was approximately $45 million. Other contingent liabilities approximated $25 million and related to performance bonds, value-added tax guarantees, and accounts receivable sold with recourse. The Company's Brazilian subsidiaries have been notified by the tax authorities of proposed adjustments to the income tax returns filed in prior years. The total contingent liability, including penalties and interest, approximates $23 million. The Company believes the Brazilian tax returns filed were in compliance with the applicable tax code. The numerous proposed adjustments vary in complexity and amounts. While it is not feasible to predict the precise amount or timing of each proposed adjustment, the Company believes that the ultimate disposition will not have a material adverse effect on the Company's consolidated financial position or results of operations.

3.      Comprehensive income  (in thousands)

                                                               Three months                   Nine months
------------------------------------------------------ ----------------------------- -------------------------------
Periods ended March 31,                                    2001           2000            2001            2000
                                                         -------        -------         -------        --------
 Net income                                              $35,867        $38,458         $88,694        $ 94,108
 Foreign currency translation adjustment                  10,948        (10,207)          1,022         (14,045)
                                                         -------        -------         -------        --------
     Comprehensive income                                $46,815        $28,251         $89,716        $ 80,063
                                                         =======        =======         =======        ========


4.      Reportable segment data (in thousands)
 Sales and other operating revenues                         Three months                    Nine months
--------------------------------------------------- ----------------------------- --------------------------------
Periods ended March 31,                                    2001            2000             2001           2000
                                                        --------      ----------       ----------      ----------
 Tobacco                                                $522,828        $765,365       $1,683,149      $2,047,081
 Lumber and building products                            118,882         128,069          371,582         408,892
 Agri-products                                           114,458         107,773          347,264         364,693
                                                        --------      ----------       ----------      ----------
 Total                                                  $756,168      $1,001,207       $2,401,995      $2,820,666
                                                        ========      ==========       ==========      ==========


Operating income                                            Three months                    Nine months
--------------------------------------------------- ----------------------------- --------------------------------
Periods ended March 31,                                   2001             2000            2001             2000
                                                        -------          -------        --------         --------
Tobacco                                                 $75,734          $77,084        $180,925         $181,039
Lumber and building products                              4,181            5,380          17,931           19,694
Agri-products                                             3,663            2,640          11,473           10,754
                                                        -------          -------        --------         --------
Total segments                                           83,578           85,104         210,329          211,487

Less:  Corporate expenses                                 5,768            4,010          15,556           13,483
           Equity in pretax earnings of
        unconsolidated affiliates                         3,720            2,186           5,592            8,108
--------------------------------------------------- ------------ ---------------- --------------- ----------------
Operating income                                        $74,090          $78,908        $189,181         $189,896
--------------------------------------------------- ------------ ---------------- --------------- ----------------

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